Exhibit 99.2
To the Board of Directors and Shareholders
Target Analysis Group, Inc. & Target Software, Inc.
Cambridge, Massachusetts
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have audited the accompanying combined balance sheet of Target Software, Inc. & Target Analysis Group, Inc. (the “Companies”), which are related through common ownership and management, as of December 31, 2006 and the related combined statements of income, stockholders’ equity, and cash flows for the year then ended. These combined financial statements are the responsibility of the Companies’ management. Our responsibility is to express an opinion on these combined financial statements based on our audits.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Companies internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Target Software, Inc. & Target Analysis Group, Inc. as of December 31, 2006 and the results of their operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.
As discussed in Note 7 to the consolidated financial statements, the Companies changed the manner in which they account for share-based compensation in 2006.
Boston, Massachusetts
April 2, 2007

TARGET ANALYSIS GROUP, INC. & TARGET SOFTWARE, INC.
Combined Balance Sheet
December 31, 2006

Assets
Current assets:
Cash and cash equivalents	$546,821
Accounts receivable, net of allowance of $138,663	5,172,892
Due from officers and employees	110,132
Prepaid expenses and other assets	462,128

Total current assets	6,291,973

Furniture, equipment and leasehold improvements, net	2,320,385
Goodwill and other intangible assets	1,195,468
Prepaid implementation fees, less current	298,879

Total assets	$10,106,705

Liabilities and Stockholders’ Equity
Current liabilities:
Revolving line of credit	$320,000
Loans from stockholders, current maturities	1,062,473
Capital lease obligations, current maturities	493,272
Long-term debt, current maturities	662,317
Current portion of lease incentive	69,289
Accounts payable and accrued expenses	1,578,670
Deferred revenue	1,909,055
Accrued interest on loans from stockholders	1,463

Total current liabilities	6,096,539

Long-term liabilities:
Capital lease obligations	1,041,577
Deferred revenue, net of current portion	336,097
Lease incentive	189,936
Deferred rent liability	252,927

Total long-term liabilities	1,820,537

Total liabilities	7,917,076

Commitments (Notes 8 and 9)
Stockholders’ equity:
Target Analysis Group, Inc. common stock, $.01 par value, 2,300,000 shares authorized; 2,274,056 shares issued and outstanding at December 31, 2006	22,741
Target Software, Inc. common stock, $.01 par value, 2,000,000 shares authorized; 1,522,260 shares issued and outstanding at December 31, 2006	15,223
Additional paid-in capital	1,527,337
Retained earnings	624,328

Total stockholders’ equity	2,189,629

Total liabilities and stockholders’ equity	$10,106,705

The accompanying notes are an integral part of these combined financial statements.

TARGET ANALYSIS GROUP, INC. & TARGET SOFTWARE, INC.
Combined Statement of Income
Year Ended December 31, 2006

Revenue:
Lists	$3,977,803
Reports	1,985,051
Modeling	1,505,339
Services	1,439,690
Conversion, service bureau, and related services	9,296,979
Support and maintenance fees	2,484,821
License fees	425,496

Total revenue	21,115,179

Costs and expenses:
Salaries, selling, general and administrative	20,115,529
Royalties and fees	506,363

Total costs and expenses	20,621,892

Operating income	493,287

Other income (expense):
Interest income	2,472
Interest expense	(360,047)
Other expense	(105,449)

Total other expense	(463,024)

Income before income taxes	30,263

Provision for income taxes	23,142

Net income	$7,121

The accompanying notes are an integral part of these combined financial statements.

TARGET ANALYSIS GROUP, INC. & TARGET SOFTWARE, INC.
Combined Statement of Stockholders’ Equity
Year Ended December 31, 2006

	Target Analysis Group, Inc.		Target Software, Inc.
	Common Stock		Common Stock
					Additional		Total
	Number of	$ 0.01	Number of	$ 0.01	Paid-in	Retained	Stockholders’
	Shares	Par Value	Shares	Par Value	Capital	Earnings	Equity
Balance, December 31, 2005	2,274,056	$22,741	$1,507,970	$15,080	$1,526,533	$716,213	$2,280,567

Exercise of stock options	—	—	14,290	143	804	—	947
Distribution to shareholders	—	—	—	—	—	(99,006)	(99,006)
Net income	—	—	—	—	—	7,121	7,121

Balance, December 31, 2006	2,274,056	$22,741	1,522,260	$15,223	$1,527,337	$624,328	$2,189,629

The accompanying notes are an integral part of these combined financial statements.

TARGET ANALYSIS GROUP, INC. & TARGET SOFTWARE, INC.
Combined Statement of Cash Flows
Year Ended December 31, 2006

Cash flows from operating activities:
Net income	$7,121
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,166,449
Rent expense	(28,721)
Bad debt expense	38,055
Changes in operating assets and liabilities:
Accounts receivable	(735,672)
Due to related parties	226,138
Prepaid and other assets	160,688
Accounts payable, accrued expenses, and other liabilities	508,432
Deferred revenue	330,737

Net cash provided by operating activities	1,673,227

Cash flows used in investing activities:
Expenditures for furniture, equipment and leasehold improvements	(234,879)

Net cash used in investing activities	(234,879)

Cash flows (used in) provided by financing activities:
Proceeds from revolving line of credit	170,000
Payments on stockholder loans	(495,471)
Principal payments on capital lease obligations	(384,197)
Principal payments on long-term debt	(176,618)
Proceeds from exercise of stock options	947
Distributions to stockholders	(99,006)

Net cash used in financing activities	(984,345)

Net increase in cash and cash equivalents	454,003
Cash and cash equivalents, beginning of year	92,818

Cash and cash equivalents, end of year	$546,821

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$360,047

Supplemental Disclosure of Non-cash Financing Activities:
Equipment acquired under capital leases	$657,419

The accompanying notes are an integral part of these combined financial statements.

TARGET ANALYSIS GROUP, INC. & TARGET SOFTWARE, INC.
Notes to Financial Statements
NOTE 1 – NATURE OF BUSINESS
Target Analysis Group, Inc. (“TAG”) was founded in 1989 for the purpose of developing advanced data-driven services for not-for-profit organizations. TAG is a leading provider of quantitative data analysis and database marketing services to not-for-profit organizations. The services are designed to help development professionals maximize their potential in the areas of marketing, membership, fundraising, and constituency development.
Target Software, Inc. (“TSI”) was founded in 1993. Its principal business activities are the design, development, and implementation and support of its proprietary software under both license and service bureau arrangements. The product, “Team Approach”, is a fundraising software system designed for maintenance of databases principally for not-for-profit organizations with over 100,000 donors utilizing client/server architecture on Oracle databases.
Target Analysis Group, Inc. and Target Software, Inc. will hereinafter be referred to as the “Companies”.
NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES
Combined Financial Statements
The Companies are combined through common ownership and management. In addition, as further discussed in the accompanying notes, the Companies’ bank financing and lease arrangements are subject to agreements under which each Company is obligated for the full amount of the debt and lease commitments on a joint and several basis. In addition, the Companies share equipment and furniture and office space on an allocated basis. Certain shareholders and officers of each Company also guarantee the bank debt and lease obligations of the Companies.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.
Revenue Recognition
TAG derives its revenues principally from the creation and sale of statistically modeled reports and lists of potential donors. Revenues from statistically modeled reports are recognized upon delivery of the initial and final reports based upon the terms of specific contracts provided the fee is fixed or determinable and the probability of collection is reasonably assured. Revenues from lists of potential donors are recognized upon delivery of the list to the customer provided the fee is fixed or determinable and the probability of collection is reasonably assured.

TARGET ANALYSIS GROUP, INC. & TARGET SOFTWARE, INC.
Notes to Financial Statements
NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (Continued)
Revenue Recognition (Continued)
TSI generates revenue from licensing software, providing maintenance and support services and from providing conversion, service bureau (application hosting), and related services to its customers. TSI recognizes software license revenue in accordance with Statement of Position (“SOP”) No. 97-2, “Software Revenue Recognition”, as amended, issued by the American Institute of Certified Public Accountants (“AICPA”), while revenues resulting from service bureau operations are recognized in accordance with Emerging Issues Task Force (“EITF”) Issue No. 00-03, “Application of AICPA Statement of Position 97-2 to Arrangements that Include the Right to Use Software Stored on Another Entity’s Hardware”, Securities and Exchange Commission’s Staff Accounting Bulletin No. 101 and No. 104, “Revenue Recognition”, and EITF Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables”.
TSI recognizes license revenue upon delivery of software provided evidence of an arrangement exists, there are no uncertainties surrounding product acceptance, the fees are fixed or determinable, and collection is probable. If the arrangement includes undelivered elements to the license arrangement that are either critical to the functionality of the application or for which vendor specific objective evidence of fair value for the undelivered element does not exist, revenue is deferred until the last element is delivered or vendor specific objective evidence of fair value of the undelivered element exists. Additionally, TSI periodically enters into certain long-term development contracts in which revenue is recognized pursuant to the proportional performance model, whereby revenue is recognized upon completion of projects or upon the completion of performance milestones specified in a contract where such milestones fairly reflect progress toward completion and collectibility is reasonably assured.
TSI’s services for the conversion and hosting of customer software applications in its service bureau operations are recognized ratably over the hosting contract period.
TSI records deferred revenue amounts that have been billed in advance for software or services to be provided. Deferred revenue includes the unamortized portion of conversion, service bureau and maintenance fees for which TSI has received payment, or for which amounts have been billed. These amounts are recognized as revenue ratably over the service bureau hosting or maintenance period.
TSI recognizes the costs associated with the license of software, conversion and service bureau hosting services, as period costs are incurred except to the extent conversion costs are direct and incremental. Direct and incremental costs are capitalized and amortized ratably over the service bureau hosting period. Reimbursable out-of-pocket expenses are not material.

TARGET ANALYSIS GROUP, INC. & TARGET SOFTWARE, INC.
Notes to Financial Statements
NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (Continued)
Software Product Development Costs
Generally, software development costs related to software to be licensed to customers are incurred in connection with services provided to customers for which fees are earned and, accordingly, costs are expensed as incurred. To the extent costs are incurred in connection with product development for which fees are not earned, TSI accounts for these development costs in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 86, “Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed”. Accordingly, the costs for the development of new software and significant enhancements to existing software are expensed as incurred until technological feasibility has been established, at which time, any additional costs are capitalized until general product release into the marketplace. TSI believes technological feasibility has been established at the time at which a working model of the software has been completed. Because TSI believes its current process for developing software is essentially completed concurrently with the establishment of technological feasibility, no costs have been capitalized to date.
TSI also provides hosting services. Enhancements to the Company’s software used to provide hosting services are recorded in accordance with Statement of Position (“SOP”) 98-1, “Accounting for Costs of Computer Software Developed or Obtained for Internal Use”. The standard specifies three stages of internal use software development as the preliminary project stage, application development stage and the post-implementation operation stage. Certain costs incurred during the application development stage are capitalizable under the standard. Enhancements to the software in 2006, which typically consisted of reconfiguring existing data, did not result in additional functionality and was expensed as incurred.
Cash and Cash Equivalents
The Companies consider all highly liquid debt instruments with an original maturity date of three months or less at time of purchase to be cash equivalents.
Concentration of Credit Risk
Financial instruments that potentially subject the Companies to significant concentrations of credit risk consist of funds invested in a U.S. Treasury security-based mutual fund managed by a major financial institution and accounts receivable. The risk with respect to accounts receivable is minimized as the Companies perform credit evaluations of its customers’ financial condition when management deems it appropriate. Generally, the Companies require no collateral from its customers. Credit losses have been within management’s expectations.
Furniture, Equipment and Leasehold Improvements
Furniture, equipment and leasehold improvements are stated at cost. Depreciation is computed by use of accelerated and straight-line methods over the following estimated useful lives:

Office furniture and equipment	5 years
Computer equipment and software	3 or 5 years
Leasehold improvements	Lesser of 6 years or remaining term of lease

TARGET ANALYSIS GROUP, INC. & TARGET SOFTWARE, INC.
Notes to Financial Statements
NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (Continued)
Income Taxes
The stockholders of the Companies have elected, under the provisions of Subchapter S of the Internal Revenue Code, to include the TAG and TSI income in the respective stockholders’ federal and state (where applicable) income tax returns. Accordingly, the Companies have made no provision for federal income taxes. A provision for Massachusetts income tax is included in the accompanying financial statements in the amount of $23,142 for the year ended December 31, 2006 and represents state income taxes imposed on TSI and TAG.
Advertising Costs
Advertising costs are expensed as incurred. For the year ended December 31, 2006, advertising expense amounted to $28,915.
Stock Compensation Arrangements
At December 31, 2005, the Companies followed Accounting Principles Board Opinion (“APB”) No. 25, “Accounting for Stock Issued to Employees”, (“APB No. 25”) and related interpretations in accounting for its stock-based compensation plans, which generally provides for use of the intrinsic value method in which no compensation expense is recognized if the exercise price of options granted to employees equals or exceeds the fair value of the underlying common stock. The Companies elected the disclosure-only provisions of SFAS No. 123, “Accounting and Disclosure of Stock-Based Compensation” (“SFAS No. 123”), as amended by SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure”, an amendment of SFAS No. 123.
The Companies accounted for transactions in which services are received from non-employees in exchange for equity instruments based on the fair value of the equity instruments issued, in accordance with SFAS No. 123, “Accounting for Stock-Based Compensation”, and EITF 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction With Selling, Goods or Services”.

TARGET ANALYSIS GROUP, INC. & TARGET SOFTWARE, INC.
Notes to Financial Statements
NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (Continued)
Stock Compensation Arrangements (Continued)
On December 16, 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123(R), which is a revision of SFAS No. 123. SFAS No. 123(R) supersedes APB No. 25, and amends SFAS No. 95, “Statement of Cash Flows”. Generally, the approach under SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Companies adopted SFAS No. 123(R) effective January 1, 2006.
SFAS No. 123(R) requires non-public companies that used the minimum value method in SFAS No. 123 for either recognition or pro forma disclosures to apply SFAS No. 123(R) using the prospective-transition method. As such, the Companies will continue to apply APB No. 25 in future periods to equity awards outstanding at the date of SFAS No. 123(R)’s adoption that were measured using the minimum value method. In accordance with SFAS No. 123(R), the Companies will recognize the compensation cost of share-based awards on a straight-line basis over the vesting period of the award. Effective with the adoption of SFAS No. 123(R), the Companies have elected to use the Black-Scholes option pricing model to determine the weighted average fair value of options granted.
For the year ended December 31, 2006, the Companies recorded stock-based compensation expense of approximately $1,500 in connection with share-based payment awards included in salaries, selling, general and administrative expenses. As of December 31, 2006, there was approximately $2,600 of unrecognized compensation expense related to non-vested stock option awards that is expected to be recognized over a period of 2 years. See Note 7 for a summary of the stock option activity under the Companies’ stock-based employee compensation plan for the year ended December 31, 2006.
Comprehensive Income
SFAS No. 130, “Reporting Comprehensive Income”, requires the Companies to report comprehensive income as a measure of overall performance. Comprehensive income includes all changes in equity during a period, except those resulting from investments by owners and distributions to owners. For 2006 the Companies’ comprehensive income is the same as its reported net income.
Goodwill and Other Amortizable Intangible Assets
Effective January 1, 2002, the Companies adopted SFAS No. 142, “Goodwill and Other Intangible Assets”, (“SFAS No. 142”) which requires that goodwill amortization be discontinued and replaced with periodic tests of impairment. Upon adoption of SFAS No. 142, the Companies are required to evaluate the impairment of its remaining goodwill balance at the time of the initial adoption and annually thereafter.

TARGET ANALYSIS GROUP, INC. & TARGET SOFTWARE, INC.
Notes to Financial Statements
NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (Continued)
Goodwill and Other Amortizable Intangible Assets
On July 1, 2005, the Companies purchased certain intangible assets from a third party for a total consideration of $1,332,135. The fair value of the intangible assets acquired include a trade name of $780,000, existing software technology covered by the trade name of $410,000 and goodwill associated with the trade name of $142,135. The software technology is being amortized over 4.5 years and the amortization expense in 2006 amounted to approximately $91,000. At December 31, 2006, the Companies’ anticipated amortization expense for the software technology is $91,111 in 2007 through 2009. The Companies completed its most recent annual assessment of its goodwill and other indefinite-lived intangible asset balance of $1,195,468 as of December 31, 2006 and identified no impairment as a result of the evaluation.
Long-Lived Assets
The Companies apply SFAS No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”) which requires that the Companies evaluate, at least annually, whether events or circumstances have occurred that indicate that the estimated remaining useful life of long-lived assets and certain identifiable intangibles may warrant revision or that the carrying value of the assets may be impaired. The Companies do not believe that its long-lived assets have been impaired as of December 31, 2006.
Recent Accounting Pronouncements
In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), which applies to all tax positions accounted for under SFAS No. 109, “Accounting for Income Taxes”. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition of such tax positions, classification, interest and penalties, accounting in interim periods and disclosure. FIN 48 is applicable to the Companies as of January 1, 2007. Management is in the process of evaluating FIN 48 and the effect it will have on our financial position and results of operations.
In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). This statement establishes a formal framework for measuring fair value under GAAP and expands on disclosure of fair value measurements. Although SFAS No. 157 applies to and amends the provisions of existing FASB and AICPA pronouncements, it does not, of itself, require any new fair value measurements, nor does it establish valuation standards. SFAS No 157 applies to all other accounting pronouncements requiring or permitting fair value measurements, except for SFAS No. 123 (R), share based payment and related pronouncements, the practicability exceptions to fair value determinations allowed by various other authoritative pronouncements, and AICPA Statements of Position 97-2 and 98-9 that deal with software revenue recognition. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years.

TARGET ANALYSIS GROUP, INC. & TARGET SOFTWARE, INC.
Notes to Financial Statements
NOTE 3 – FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS
Furniture, equipment and leasehold improvements consist of the following as of December 31:

2006
Computer equipment	$4,958,277
Office furniture	383,065
Office equipment	142,765
Leasehold improvements	937,785

6,421,892
Less: accumulated depreciation and amortization	4,101,507

$2,320,385

The Companies’ depreciation expense for the year ended December 31, 2006 was $1,075,338. The cumulative cost of assets acquired under capital leases as of December 31, 2006 amounting to $2,509,653 is included in computer equipment and office furniture. The accumulated amortization of these assets at December 31, 2006 was $1,033,455.
Leasehold improvements of $406,160 were capitalized in 2004 in connection with a lease incentive arrangement entered into as part of an amendment to the lease for the Companies’ office space. Under the terms of the incentive, the landlord agreed to fund the acquisition of lease improvements in 2004 for the Companies in exchange for increased rental payments over the remaining term of the lease. As a result of this arrangement, a portion of the rental payments represents amortization of these leasehold improvements. During 2006, the Companies recognized $67,693 of amortization related to this arrangement included in its salaries, selling, general and administrative expenses.
NOTE 4 – FINANCING ARRANGEMENTS
Line of Credit and Related Term Loan
On September 16, 2005, the Companies extended their revolving line of credit with their bank through July 2007, which allows borrowings equal to the lesser of $1.5 million less outstanding amounts under the revolving line of credit and outstanding letters of credit or 80% of eligible accounts receivable less all amounts outstanding. The arrangement provides for interest payable monthly at the bank’s base lending rate, plus 0.5%. On October 10, 2006, the Companies signed an amendment to the agreement which lowered the interest rate to the bank’s base lending rate (8.25% at December 31, 2006).
The Companies had $320,000 of notes payable at December 31, 2006, which were outstanding under the revolver. The Companies also have a 60-month term loan with interest payable monthly at the bank’s base lending rate, plus 1.0%. The amendment signed on October 10, 2006 reduced the interest rate on the term loan to the bank’s base lending rate, plus 0.5% (8.75% at December 31, 2006). The Companies had a $662,317 term loan balance at December 31, 2006. The Companies have a $192,000 standby letter of credit outstanding with a 1% annual fee which is set to expire in October 2007. Borrowings under these agreements represent joint and several obligations of TAG and TSI and are collateralized by substantially all of the assets of the Companies and are partially personally guaranteed by two stockholders of the Companies, maturing on September 16, 2010.

TARGET ANALYSIS GROUP, INC. & TARGET SOFTWARE, INC.
Notes to Financial Statements
NOTE 4 – FINANCING ARRANGEMENTS (Continued)
The Companies paid the revolving line of credit and 60-month term loan in January 2007 using proceeds from the sale of all of the stock of the Companies and canceled the standby letter of credit in February 2007.
Stockholder Loans
Stockholder loans consist of the following at December 31, 2006:

2006
9.68% note, matures on January 1, 2016, or upon liquidation of the Companies or by demand of the stockholder	$390,644
5.5% note, interest only until October 1, 2009, then $300 monthly installments of principal and interest maturing on October 1, 2034	—
11% note, payable on demand	250,000
11% note, matures on December 28, 2009, or upon liquidation of the Companies or by demand of the stockholder	50,000
11% note, matures on May 21, 2012, or upon liquidation of the Companies or by demand of the stockholder	19,561
11% note, matures on December 20, 2012, or upon liquidation of the Companies or by demand of the stockholder	100,000
11% note, matures on January 17, 2013, or upon liquidation of the Companies or by demand of the stockholder	100,000
9.25% note, matures on June 29, 2015, or upon liquidation of the Companies or by demand of the stockholder	152,268

1,062,473
Less current maturities	(1,062,473)

Long-term maturities	$—

All loans from stockholders are subordinate to the borrowings under the bank line of credit arrangements as described in this footnote to the financial statements. The Company paid off all officer debt in 2007 using proceeds from the sale of all of the stock of the Companies in January 2007.

TARGET ANALYSIS GROUP, INC. & TARGET SOFTWARE, INC.
Notes to Financial Statements
NOTE 5 – COMMON EXPENSES AND RELATED PARTY TRANSACTIONS
TAG and TSI share common expenses related to the office, including the office lease, the cost of which is allocated between TAG and TSI based on the square footage occupied by each entity. The Companies also share certain executive and personnel salaries related to services performed by TAG and TSI employees. During 2006, TSI allocated $707,469 to TAG and TAG allocated $425,524 to TSI for these compensation and payroll related costs.
TAG and TSI also share the use of certain assets. The assets purchased include furniture and fixtures, computer and telephone equipment. The cost of these assets has been allocated between TAG and TSI based on the headcount of each entity. During 2006, TAG’s allocation percentage averaged 41% and TSI’s allocation percentage averaged 59%.
A portion of TAG’s working capital requirements have been funded by loans from certain stockholders (see Note 4).
NOTE 6 – PENSION AND PROFIT SHARING PLAN
The Companies maintain a tax-deferred, contributory pension and profit sharing plan in accordance with section 401(k) of the Internal Revenue Code. The Companies match 25% of employee contributions to a maximum of 10% of gross earnings. For the year ended December 31, 2006, the Companies matched $189,091 of employee contributions.
NOTE 7 – STOCK OPTION PLAN
Both TAG and TSI have stock option plans (referred to individually as the “TAG Option Plan” and the “TSI Option Plan”, respectively, and collectively referred to as the “Option Plans”) that provide for granting 221,809 options to officers, key employees, directors, and consultants to the Companies. The option price, number of shares, and grant date are determined at the discretion of the Companies’ board of directors. The maximum term of the options is ten years and grants generally vest 25% at the end of the first year and 25% each year thereafter.
A summary of the Companies’ stock option activity and related information is as follows for the year ended December 31, 2006:

	TAG Option Plan		TSI Option Plan
		Weighted-Average		Weighted-Average
	Options	Exercise Price	Options	Exercise Price
Outstanding at December 31, 2005	58,450	$1.93	76,140	$3.26
Granted	—	$—	—	$—
Exercised	—	$—	(14,290)	$0.07
Forfeited	(19,000)	$2.85	(20,430)	$5.09

Outstanding at December 31, 2006	39,450	$1.48	41,420	$3.46

Exercisable at December 31, 2006	39,450	$1.48	33,045	$3.43

Weighted-average fair value of options granted during the year	$—		$—

TARGET ANALYSIS GROUP, INC. & TARGET SOFTWARE, INC.
Notes to Financial Statements
NOTE 7 – STOCK OPTION PLAN (Continued)
During 2005, the Companies granted options under the Option Plans at exercise prices at least equal to the estimated fair value of the common stock at grant date. The estimated fair value of the common stock has been determined by the Board of Directors of the Companies at each stock option measurement date based on a variety of different factors, including the Companies’ financial position and historical financial position and historical financial performance, the status of technological developments within the Companies, the composition and ability of the current engineering and management team, an evaluation and benchmark of the Companies’ competition, the current climate in the marketplace, the illiquid nature of the common stock and the prospects of a liquidity event, among others.
The following table summarizes information relating to outstanding and exercisable stock options for the TAG Option Plan as of December 31, 2006:

	Outstanding			Exercisable
		Weighted-
		Average
		Remaining	Weighted-		Weighted-
Range of		Contractual	Average		Average
Exercise	Number	Life	Exercise	Number	Exercise
Prices	of Shares	(in years)	Price	of Shares	Price

$0.10	19,450	3.37	$0.10	19,450	$0.10
$2.83	20,000	8.38	$2.83	20,000	$2.83

	39,450	5.91	$1.48	39,450	$1.48

At December 31, 2006, a total of 69,050 shares are available for future grant under the TAG Option Plan.
The following table summarizes information relating to outstanding and exercisable stock options for the TSI Option Plan as of December 31, 2006:

	Outstanding			Exercisable
		Weighted-Average
		Remaining	Weighted-		Weighted-
Range of		Contractual	Average		Average
Exercise	Number	Life	Exercise	Number	Exercise
Prices	of Shares	(in years)	Price	of Shares	Price

$1.12	6,700	7.21	$1.12	3,350	$1.12
$3.53	26,590	4.04	$3.53	26,590	$3.53
$4.86	1,430	8.38	$4.86	1,430	$4.86
$5.21	6,000	8.01	$5.21	1,500	$5.21
$5.38	700	8.28	$5.38	175	$5.38

	41,420	5.35	$3.46	33,045	$3.43

At December 31, 2006, a total of 71,890 shares are available for future grant under the TSI Option Plan.

TARGET ANALYSIS GROUP, INC. & TARGET SOFTWARE, INC.
Notes to Financial Statements
NOTE 8 – LEASES
On October 24, 2003, the Companies entered into a lease agreement to extend the term on the current leased space and to provide for additional space. An amendment was signed in 2004 to add agreed-upon square footage. The lease terminates on June 30, 2010. Future minimum payments are expected to be as follows:

2007	$985,720
2008	1,025,078
2009	1,025,078
2010	512,539

Total minimum lease payments	$3,548,415

The Companies’ total rent expense was $872,219 for the year ended December 31, 2006. The $939,922 of costs incurred in 2006 reflects $67,703 of amortization of the obligation under the lease incentive, which reduced the rent costs during the year and the balance represents rent expense in the 2006 statement of income.
At December 31, 2006, the Companies had various non-cancellable capital leases in effect for computer equipment and furniture with monthly payments to be made through September 2010. A majority of these leases are guaranteed by the Companies’ majority stockholder.
At December 31, 2006, minimum payments due under these capital leases were:

2007	$619,955
2008	582,755
2009	386,347
2010	164,108
2011	42,094

Total minimum payments	1,795,259

Less amounts representing interest	260,410

Present value of minimum lease payments	1,534,849

Less current portion	493,272

$1,041,577

NOTE 9 – COMMITMENTS
On November 6, 2006, the Companies entered into a three year agreement with a vendor to provide certain licensed data and information services. Beginning on January 1, 2007, the Companies will pay the vendor an annual license fee billed in monthly installments. The minimum royalty to be paid under the agreement is $185,000 in the first year and $160,000 in the second and third years. There may also be additional charges and fees for out of scope data and services.

TARGET ANALYSIS GROUP, INC. & TARGET SOFTWARE, INC.
Notes to Financial Statements
NOTE 10 – SUBSEQUENT EVENTS
On January 16, 2007, the Companies were acquired by Blackbaud, Inc. (“Blackbaud”), a public company based in Charleston, South Carolina. The Companies were acquired for approximately $58.7 million in cash. An additional amount of up to $2.4 million is contingently payable under an earn-out arrangement based upon performance of the Companies over the next year.